UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019 (March 15, 2019)

CHINA VTV LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-203754	47-3176820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +85267353339

16th Floor, Building #2, No.1250, Zhongshan North 1st Road, Hongkou District, Shanghai City, China

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2019, China VTV Limited (the “Company”) and Mr. Guoping Chen, the Principal Executive Officer and President of the Company, entered into a share exchange agreement (the “Share Exchange Agreement”) with China VTV Ltd. (“China VTV”), a Hong Kong company, and all of the shareholders of China VTV ( “China VTV Shareholders”), pursuant to which the Company shall acquire all of the issued and outstanding shares of common stock of China VTV from its Shareholders by issuing an aggregate of 110,550,000 restricted shares of common stock of the Company (the “Stock Exchange”) to China VTV Shareholders pro rata upon closing of the Stock Exchange. As a result of the Stock Exchange, China VTV shall become a wholly-owned subsidiary of the Company and China VTV Shareholders shall collectively own approximately 51.29% of the then issued and outstanding shares of the Company’s common stock on a fully diluted basis. Within three (3) months from the closing of the Stock Exchange, China VTV and Mr. Tijin Song, the Chairman and President of China VTV, shall make a payment of $300,000 dollars (the “Loans”) to Guoping Chen who has loaned such amount to the Company for its operations. Subject to closing conditions and satisfactory due diligence, the Stock Exchange is expected to close on March 29, 2019 or another date as all the parties to the Share Exchange Agreement shall mutually agree. In connection with the execution of the Share Exchange Agreement, on March 15, 2019, Mr. Tijin Song signed a stock pledge agreement (the “Pledge Agreement”) to pledge his shares of common stock in the Company to be issued upon closing to Mr. Guoping Chen as a security for the full performance of the Share Exchange Agreement by China VTV and Mr. Song.

The foregoing description of the Share Exchange Agreement and Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement and Pledge Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Share Exchange Agreement dated March 15, 2019
10.2	Pledge Agreement dated March 15, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China VTV Limited

Date: March 21, 2019	By:	/s/ Guoping (Jack) Chen
	Name:	Guoping (Jack) Chen
	Title:	Principal Executive Officer and President

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